UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K/A

AMENDMENT NO. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 28, 2008

ATLANTIC TELE-NETWORK, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12593	47-0728886
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of incorporation)		Identification No.)

10 Derby Square
Salem, Massachusetts 01970
(Address of principal executive offices and zip code)

(978) 619-1300
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02   Results of Operations and Financial Condition.

On March 12, 2008, Atlantic Tele-Network, Inc. (the “Company”) issued a press release correcting its previously issued press release of February 28, 2008 which announced its financial results for the quarter and year ended December 31, 2007.  The corrections consisted of reducing income taxes by $1.8 million for both the quarter and year ended December 31, 2007, resulting in a $1.8 million increase in net income for each period.  Earnings per basic share increased by $0.12 and $0.11 for the quarter and year ended December 31, 2007 respectively, while earnings per diluted share increased by $0.11 and $0.12 for the quarter and year ended December 31, 2007, respectively.  This correction along with certain other balance sheet reclassifications were reflected in the financial statements included with the press release of March 12, 2008, a copy of which is furnished herewith as Exhibit 99.1.

This Amendment No. 1 to Form 8-K (“Form 8-K/A”) amends the Current Report on Form 8-K furnished on February 29, 2008.  Other than as set forth above, this Form 8-K/A does not purport to amend, update or reflect any events that have occurred after the Form 8-K was furnished on February 29, 2008.

Exhibit 99.1 is furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01   Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release of the Company, dated March 12, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIC TELE-NETWORK, INC.

	By:	/s/ Justin D. Benincasa
Justin D. Benincasa
Chief Financial Officer

Date: March 12, 2008

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press Release of the Company, dated March 12, 2008.